    As filed with the Securities and Exchange Commission on August 31, 1998
                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                          FAIRFIELD COMMUNITIES, INC.
            (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                                                71-0390438
(State of Incorporation)                                     (I.R.S. Employer
                                                          Identification Number)
                         11001 EXECUTIVE CENTER DRIVE
                         LITTLE ROCK, ARKANSAS  72211
                                (501) 228-2700
                   (Address of Principal Executive Offices)



                          FAIRFIELD COMMUNITIES, INC.
               THIRD AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                           (Full Title of the Plan)


                            MARCEL J. DUMENY, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          FAIRFIELD COMMUNITIES, INC.
                             8669 COMMODITY CIRCLE
                            ORLANDO, FLORIDA 32819
                                (407) 370-5200
           (Name, Address and Telephone Number of Agent for Service)


                              ------------------


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================

                                                                                       Proposed    Proposed
                                                                                        Maximum     Maximum
Title of                                                                   Amount      Offering    Aggregate     Amount of
Securities to                                                              to be       Price per   Offering    Registration
be Registered                                                          Registered (1)    Share       Price        Fee (3)
----------------------------------------------------------------------------------------------------------------------------

 Common Stock, par value $0.01  per share (2).  .  .  .  .  .  .  .     1,000,000      $11.875   $11,875,000      $3,504
============================================================================================================================

(1) Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to the Plan as a result of the antidilution provisions contained therein.
(2) Includes associated share purchase rights pursuant to a Rights Agreement adopted by the Registrant.
(3) The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Composite Tape of the New York Stock Exchange, Inc. on August 26, 1998.
================================================================================

                               EXPLANATORY NOTE

     In accordance with the provisions of General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of the registrant's earlier Registration Statement on Form S-8 (Commission File No. 333-27833).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS


           4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K, filed by the Registrant on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

           4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Registrant's Registration Statement, SEC File No. 333-42901, on Form S-8, and incorporated herein by reference).

           4.3 Fifth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.(ii) to the Form 8-K filed by the Registrant on May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

           4.4 Fairfield Communities, Inc. Third Amended and Restated 1997 Stock Option Plan (filed herewith).

           5.1  Opinion of Jones, Day, Reavis & Pogue (filed herewith).

          23.1  Consent of Ernst & Young LLP (filed herewith).

          23.2  Consent of Pricewaterhouse Coopers LLP (filed herewith).

          23.3  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

          24.1  Powers of Attorney (included on the signature page hereof).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on August 28, 1998.

                                    FAIRFIELD COMMUNITIES, INC.



                                    By:           /s/ J.W. McConnell
                                         ---------------------------------------
                                                    J. W. McConnell
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John W. McConnell, Robert W. Howeth and Marcel J. Dumeny, and each of them acting individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting individually, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 28, 1998.

      SIGNATURES                              TITLE
      ----------                              -----
/s/ J.W. McConnell         President and Chief Executive Officer; Director
--------------------------           (Principal Executive Officer)
    J.W. McConnell


/s/ Robert W. Howeth       Senior Vice President and Chief Financial Officer
--------------------------           (Principal Financial Officer)
   Robert W. Howeth

/s/ William G. Sell        Vice President, Controller and Chief Accounting
--------------------------      Officer (Principal Accounting Officer)
    William G. Sell

/s/ Les R. Baledge                           Director
--------------------------
     Les R. Baledge

/s/ Ernest D. Bennett, III                   Director
--------------------------
 Ernest D. Bennett, III

/s/ Philip L. Herrington                     Director
--------------------------
  Philip L. Herrington

/s/ Gerald Johnston                          Director
--------------------------
    Gerald Johnston

/s/ Bryan D. Langton                         Director
------------------------
    Bryan D. Langton

                                             Director
------------------------
    Charles D. Morgan

/s/ Ralph P. Muller, III                     Director
------------------------
  Ralph P. Muller, III

/s/ William C. Scott                         Director
------------------------
    William C. Scott

                               INDEX TO EXHIBITS


Exhibit No.             Description
-----------             -----------


    4.1 Second Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 3.8 to the Form 8-K, filed by the Registrant on September 1, 1992, SEC File No. 92-22-6962, and incorporated herein by reference).

    4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company (previously filed as Exhibit 4.2 to the Registrant's Registration Statement, SEC File No. 333-42901, on Form S-8, and incorporated herein by reference).

    4.3 Fifth Amended and Restated Bylaws of the Company (previously filed as Exhibit 3.(ii) to the Form 8-K filed by the Registrant on May 22, 1996, SEC File No. 001-08096, and incorporated herein by reference).

    4.4 Fairfield Communities, Inc. Third Amended and Restated 1997 Stock Option Plan (filed herewith).

    5.1         Opinion of Jones, Day, Reavis & Pogue (filed herewith).

   23.1         Consent of Ernst & Young LLP (filed herewith).

   23.2         Consent of Pricewaterhouse Coopers (filed herewith).

   23.3         Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).

   24.1         Powers of Attorney (included on the signature page hereof).